Exhibit 10.1

Technology Consulting Agreement

Party A: Tianjin Wei Kan Technology Co., LTD. (hereinafter referred to as Party A)

Contact person: [Redacted]

Contact: [Redacted]

Party B: Jin Xuan Luxury Tourism (Hainan) Digital Technology Co., LTD. (hereinafter referred to as Party B)

Contact person: [Redacted]

Contact: [Redacted]

As Party A needs to establish its own global NFT digital virtual human asset platform to adapt to metaverse related applications, including Douyin platform live broadcast room, TV program live broadcast room, interactive games and various eco-industries of metaverse, as well as the use of virtual human image for all kinds of live events and domestic and international images of a full range of assets platform display, Party B shall cooperate with Party A to complete the “virtual human” NFT project production requirements. Party A and Party B, in accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, and based on the principle of equality, mutual benefit and mutual development, hereby enter into the following contract through friendly negotiation:

Article 1 Cooperation Content

1. Party A entrusts Party B to design and produce the “Wei Ka NFT based Digital Virtual Human” project (hereinafter referred to as “the Project”).

2. NFT film specifications are as follows (see Appendix I):

1) Project 1: NFT based virtual human customization: make one set of head model + one set of body model;

2) Project 2: NFT based virtual Human live broadcast: motion capture; Party B shall provide drive system services (not limited to Party B’s own drive platform) within one year from the date of acceptance by Party A; virtual human shall carry out live narration activities in the live broadcast room of Party A’s Douyin platform (Party B shall provide driving platform use and technical consulting services. Party B shall not be liable for force majeure events such as the account closure on Douyin Live Broadcast platform during Party A’s operation).

3. Film specifications are as follows (see Appendix II) :

3) Project 1: NFT video packaging production for 1 minute;

4) Project 2: NFT virtual human birth in 10 seconds short video;

5) Project 3: 3 NFT virtual human posters (for free);

6) Project 4: NFT virtual human production process material clip (for free).

4. Resolution: 2560*1440.

5. Delivery medium: data files.

6. Delivery standard: Meet the production requirements of Party A and be accepted by Party A.

7. Delivery timeframe of final products:

1) Delivery date of Project 1: May 31st, 2023;

2) Production and delivery time of Project 2: June 30th, 2023;

3) Drive System of Project 2: Party B shall provide Party A’s NFT based virtual human text drive platform with a service term of 15 years (not limited to Party B’s own drive platform).

4) The above is the latest time for Party B to deliver the project results. Party B shall timely communicate with Party A about important time nodes and work progress in the production process of the project. If Party B fails to complete the project on schedule and delivery time due to reasons attributable to Party A or force majeure, the delivery time shall be determined separately by both parties through negotiation and Party B shall not bear any responsibility.

Article 2 Rights and Obligations

1. Rights and obligations of both Parties

1) Party A and Party B respectively appoint a person as the representative of the contracted project, on behalf of the parties to submit documents, feedback files, communication, proposal, design scheme, quotation, work progress, meeting minutes, time schedule changes, delivery order, acceptance of such documents as signature confirmation in the process of this project. If either party changes its representative, it shall notify the other party in a written format three business days in advance.

2) The project progress confirmation system shall be implemented under this contract. Both parties shall confirm in a written format about the contents of each stage of the project and make the specific project in strict accordance with the timeframe stipulated in this Contract.

2. Rights and obligations of Party A

1) Party A shall provide Party B with relevant materials and documentations required for the production of the project.

2) Party A shall have the right to modify the production requirements, and the modification scope shall not exceed the initial design requirements. If the scope of modification exceeds the initial design standard, both parties may change the design standard upon mutual agreement, and adjust and confirm the additional cost and production time.

3) Upon product acceptance by Party A, Party B shall return all materials delivered by Party A to Party A and deliver the final product to Party A.

4) Party A shall provide relevant materials and documentations to Party B within 7 business days after the signing of this contract. If Party A fails to provide such materials on time and party B delays the delivery of the product, Party B shall not bear any responsibility.

5) Party A warrants that the materials provided shall not infringe upon the intellectual property rights of any third party. During the term of this contract, Party A shall be liable for the legal liabilities arising from the materials provided and used by Party A.

6) Party A shall pay the fees in full and on time as agreed herein.

3. Rights and obligations of Party B

1) Party B shall deliver the entrusted work results to Party A in strict accordance with the timeframe and technical standards agreed herein.

2) Party B agrees that all intellectual property rights, including copyright of the product design and its components shall be owned by Party A during the performance of this contract.

3) Party B shall start the production after receiving material and documentations. If Party B fails to deliver the product and model on time due to the delay of delivery of party A’s materials, Party A shall not bear any responsibility

4) Party B shall be supervised and guided by Party A, and timely report the work progress and achievements of each stage to Party A during the term hereof. Party B shall produce the product according to Party A’s requirements and shall not adjust or modify the production requirements without Party A’s consent. If Party A needs to modify the production requirements, Party B shall, upon receipt of party A’s notice, produce according to the revised requirements.

5) If the work schedule of Party B fails to meet the requirements of the contract, Party B shall immediately explain such situation to Party A in a written format and take necessary measures to complete the production on time in accordance with the schedule requirements of the contract.

6) Without the explicit written authorization of Party A, Party B shall not delegate part or all of the contract project to a third party.

7) Party B shall deliver the product of each stage to Party A according to the requirements of the project schedule, and the product shall be examined and accepted by Party A.

Article 3 Payment Method

1. The total price of the contract project is RMB 6,650,000.00 (in words: RMB six million six hundred and fifty thousand). The total price of the aforesaid project is included with tax and the tax rate is 6%.

2. Payment method

1) Within 3 business days after signing the contract, Party A shall pay 30% of the total contract price, namely RMB 1,995,000.00 (in words: RMB one million, nine hundred and ninety-five thousand, tax included) as advance payment.

2) Party A shall pay 30% of the total contract price to Party B within 2 business days after confirming the file of effect of a single frame of virtual human delivered by Party B, namely RMB 1,995,500 (in words: RMB one million, nine hundred and ninety-five thousand, tax included).

3) Within 2 business days after Party B submits the final product to Party A and Party A confirms that the final product is qualified for acceptance, Party B shall pay 40% of the total contract price to Party B, namely RMB 2,660,000.00 (in words: two million six hundred and sixty thousand, tax included). Party B shall deliver the watermark removed file within one business day upon receipt of the final payment.

3. Account information:

Name: Jin Xuan Luxury Tourism (Hainan) Digital Technology Co., LTD.

Id number: [redacted]

Address: [redacted]

Bank: [redacted]

Bank Account number: [redacted]

5. Special note to remittance accounts

Party B shall not accept payment by Party A on third-party payment platforms such as Alipay and WeChat for corporate business. After signing the contract, Party A shall make payment to party B’s account designated herein and Party A shall not remit the payment to any private account other than the contract. Under regular circumstances, Party B will not change the remittance account. If party B’s staff requires to change the remittance account, it must be in a written form confirmed by both parties and approved in-person by Party B’s legal representatives and shareholders, otherwise the change will be deemed as invalid. Should Party A remit the amount to any account outside the contract without authorization, Party A shall bear the losses caused thereby.

Article 4 Copyright

1. During the production of the contract project, Party A’s platform shall own the copyright of original materials, unfinished works and all other unfinished NFT development contents works and final products produced by Party B, as well as all relevant product development. Without the written consent of Party A, Party B shall not use the finished product or other component parts of this contract for any commercial purpose, including but not limited to marketing or external display promotion (after the prior consent of Party A, Party B could promote the collaboration with Party A externally, but the promotion materials needed to be reviewed and approved by Party A).

2. Party B warrants that the works produced shall be original and shall not infringe the legitimate rights and interests of any third party. In the case that no third party claims any rights, but in the process of cooperation between both parties when Party A notices any plagiarism or similar third party product in regards to Party B’s production, Party A has the right to unilaterally terminate this contract, and Party B shall Party B shall refund the production cost already paid by Party A, and Party A has the right not to pay the rest of the payment. Party B shall also bear all the economic losses of Party A caused thereby.

3. Party B shall not re-use the production provided to Party A, or parts thereof, or authorize the works or parts thereof to any third party in any way. In case of breach, Party A shall have the right to unilaterally terminate this contract.

4. If Party A notices that the production works provided by Party B are suspected of infringing the copyright or other legitimate rights and interests of a third party, or are resulted in any third party complains, claims, lawsuits or other losses caused to Party A, Party B shall be liable and compensate Party A for all economic losses caused thereby. Party A shall have the right to unilaterally terminate this Contract and require Party B to compensate for all economic losses. If a third party claims compensation to Party A, Party B shall be liable to pay compensation to the third party.

Article 5 Confidentiality

1. Definition of “confidential information”

Confidential information refers to all information related to, but not limited to, the negotiation process (or execution, evaluation and cooperation) of the contract project by both parties. This is including but not limited to any computer software and hardware owned by both parties or owned legally, cost calculation methods for wages and bonuses, project production process, business concepts, diagrams, photographs, design schemes, inventions and creations (including inventions, utility models and appearance designs, whether patented or not), technical secrets, copyrights, trademarks, strategies, related logistic processes of the company, information about actual or potential business activities, lists of customers and suppliers, financial items, marketing plans and other technical and business information; and the project itself, the contract, the memorandum of cooperation to be signed or signed by both parties, the letter of intent of cooperation, others contracts and information. All shall be regarded as confidential.

2. Both parties shall keep confidential the aforesaid confidential information. Without the written consent of the other party, neither party shall use or authorize a third party to use all or part of the confidential information for any purpose other than this contract.

3. The parties shall take strict confidentiality measures and shall not disclose any confidential information in any way, for any purpose, to any third party other than the relevant personnel of the parties who “need to know” the information for the performance of the contract without the prior written consent of the other party.

4. If either party really needs to disclose confidential project information to a third party for the purpose of cooperation, it must obtain the written consent of the other party in advance and sign a confidentiality contract with the third party.

5. Without the written consent of the other party, neither party shall copy or sell the confidential information of the project, nor permit any other third party to copy or retain the confidential information.

6. If either party fails to establish or terminate the cooperation relationship after discussion, both parties shall return or remove all documents, articles and materials containing confidential information related to the other party within 2 business days upon the occurrence of such situation. Both parties shall not disclose or use the known confidential information in any way.

7. The above confidentiality provisions shall be effective after the termination or rescission hereof until the confidential information is disclosed through legal and effective channels.

Article 6 Force Majeure

1. If force majeure (unforeseeable, unavoidable and insurmountable objective circumstances) occurs during the performance of this contract, such as earthquake, typhoon, war, fire, flood, thunder and lightning disasters, strikes, government activity, government ban, etc.) and other recognized force majeure events, which caused one party cannot perform its all or part of the obligations under this contract, in accordance with the extent of the impact of the force majeure on the performance of the contract, both parties shall decide through friendly negotiation whether to terminate the contract, partially exempt the performance of the contract obligations, or postpone the performance of the contract.

2. In case of force majeure, either party who is affected shall immediately notify the other party in a written notice within 2 business days after the occurrence of force majeure, and provides the other party with details of the force majeure, reasons for non-performance or partial non-performance of the contract, or the need to postpone the performance of the contract, as well as valid supporting documents. The affected party shall take as much reasonable measures as possible to mitigate the impact of force majeure on performance of the contract.

3. In accordance with the extent of the impact of force majeure on the performance of the contract, both parties shall decide through friendly negotiation whether to terminate the contract, partially exempt the performance of the contract obligations, or postpone the performance of the contract.

4. The party affected by the force majeure event shall take as much reasonable actions and appropriate measures as possible to mitigate the impact of the force majeure event on the performance of the contract. If the loss is expanded due to failure to take appropriate measures, the party shall not claim exemption or compensation for the part of the additional loss.

5. If the performance of this contract is suspended for more than 30 days due to force majeure, either party shall have the right to terminate this contract by giving a written notice to the other party, and neither party shall require the other party to assume any liability for breach of contract due to the termination of this contract.

Article 7 Liability for breach of contract

1. Liability for breach of contract for overdue delivery

If Party B fails to complete and deliver the project agreed by the parties within the time set forth herein for no reason, Party A shall have the right of requiring Party B to pay liquidated damages as agreed, and additionally, have the right to require Party B to make compensation and take remedial actions and continue to perform the obligations set forth herein. The liquidated damages standards are as follow:

1) For each day of the delayed delivery, Party B shall pay liquidated damages equal to 1% of the contract price to Party;

2) If the delay exceeds 10 days and Party B still delays the delivery without reason after party A urges party B twice, Party A shall have the right to terminate the contract and Party B shall refund the production cost already paid by Party A.

2. Liability for breach of contract if the project results do not meet Party A’s requirements:

Party B shall deliver the project results to Party A in strict accordance with the agreed standards and shall be responsible for the deliverables. If the project results delivered by Party B do not meet Party A’s requirements, Party A shall have the right to require Party B to assume the liability for breach of contract according to the following standards:

Party A has the right to request Party B to modify the contents of the project that do not conform to the agreement (the modified part shall not exceed the scope of initial requirements agreed by both parties; if there is any other needs to add production content, both parties shall negotiate timeframe and other details separately in a written format) until it meets Party A’s requirements.

3. If Party A fails to make payment within the time limit specified in the contract, Party A shall pay party B 1% of the due and unpaid amount of the current period as liquidated damages for each delayed business day, but the total amount of the liquidated damages shall not exceed 10% of the due and unpaid amount.

4. If Party B terminates or suspends the contract unilaterally without authorization, Party B shall bear all the economic incurred by Party A.

5. Confidentiality breach

1) If either party breaches Article 5 of this contract without causing losses or serious consequences to the non-breaching party, the breaching party shall be liable for breach of contract and the liquidated damages shall be between 5% and 10% of the contract amount.

2) If either party breaches Article 5 of this contract and causes losses or serious consequences to the non-breaching party, the breaching party shall be liable for breach of contract and the liquidated damages shall be 30% of the contract amount. If the income obtained by the breaching party due to the infringement or the loss suffered by the non-breaching party is higher than the contract amount, it shall be calculated according to the income obtained by the breaching party or the actual loss suffered by the non-breaching party. In addition, the breaching party shall bear the reasonable expenses (including attorney’s fees) paid by the non-breaching party for the investigation of the breaching party’s infringement of its legitimate rights and interests.

6. The loss hereunder includes but is not limited to the expected loss of interest of the non-breaching party, loss of interest, advanced payment to perform the contract, loss of business reputation and notary fees, appraisal fees, attorney’s fees ad arbitration fees, and other related expenses incurred for the protection of interests.

Article 8 Dispute Resolution

In case of any dispute arising from the performance of this contract, which fails to be settled through friendly negotiation, either party shall have the right to file a lawsuit with the people’s court in the place where Party A is located.

Article 9 Miscellaneous

1. This contract shall come into force upon being signed and sealed by both parties. Any amendment or supplement to this contract shall be made in a written format.

2. After termination of this contract for any reasons, any provisions that have been shown to effective after the termination shall continue to be executed, in particular copyright, confidentiality and the right to compensation for damages arising from breach of the contract by the other party.

3. This contract is made in Chinese in duplicate, with each party holding one copy and each copy having the same legal effect.

4. All notices (including but not limited to documents, arbitration and judicial documents) given by both parties in connection with the performance of the contract or in connection with the contract shall be made in written format, E-mail or similar communication methods according to the contact address, email address and telephone number specified herein. In written form, EMS shall be used for delivery, and the date of notice shall be the date of postmark; in the case of electronic mail or similar means of communication, the date of notice shall be the date on which the communication is issued. If either party changes its address or E-mail address, it shall notify the other party in writing 2 business days prior to the change and confirm that the other party is aware of the change; otherwise, it shall be deemed as failing to notify the other party. The changing party shall be liable for compensation for losses caused by wrongful service.

Party A: Tianjin Micro-card Technology Co., LTD.

Party B: Jin Xuan Luxury Tourism (Hainan) Digital Technology Co., LTD.

Date: June 1, 2022